Exhibit 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 7, 2001, on our review of interim consolidated financial information of Protective Life Corporation and subsidiaries (the “Company”) as of and for the period ended March 31, 2001, and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the Company's registration statements on Form S-8 and Form S-3.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Birmingham, Alabama
May 15, 2001